Exhibit 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com

News Release
HP Inc. Announces Fiscal 2017 Financial Outlook

PALO ALTO, CA – (Marketwired) – October 13, 2016 – HP (NYSE: HPQ)

• Estimates GAAP diluted net earnings per share from continuing operations for fiscal 2017 of $1.47 to $1.57
• Estimates non-GAAP diluted net earnings per share for fiscal 2017 of $1.55 to $1.65
• Estimates fiscal 2017 free cash flow of $2.3 to $2.6 billion
• Increases planned quarterly dividend amount by 7%
• Announces additional share repurchase authorization of $3 billion for future repurchases
Editorial contacts	• Expects to return 50-75% of fiscal 2017 free cash flow to shareholders through dividends and share repurchases

HP Inc. Media Relations MediaRelations@hp.com

NEW YORK, New York, Oct. 13, 2016 – Today at HP Inc.’s 2016 Securities Analyst Meeting (SAM), the company provided details on its strategy and opportunities for long-term growth, coupled with its financial outlook for FY17.

HP Inc. Investor
Relations
investorrelations@hp.com

“I’m proud of the progress we have made in our first year as the new HP.  Our focus is clear, our execution is solid, and we are positioned well for the next step in our journey,” said Dion Weisler, President and CEO, HP.  “We are confident in our strategy and believe it will continue to produce reliable returns and cash flow, while also enabling HP to invest in differentiated innovation and long-term growth.”

Weisler added, “Although our markets remain very challenged, we are committed to innovating in the core and continue to see long-term growth opportunities in commercial mobility and services, the disruption of the A3 copier market, and the digitization of manufacturing though our leading 3D printing solutions.”

Fiscal 2017 outlook

For fiscal 2017, the company estimates GAAP diluted net earnings per share from continuing operations to be in the range of $1.47 to $1.57 and estimates non-GAAP diluted net earnings per share to be in the range of $1.55 to $1.65. Fiscal 2017 non-GAAP diluted net earnings per share estimates exclude after-tax costs primarily related to items such as restructuring and other charges, defined benefit plan settlement charges, non-operating retirement-related credits/(charges), tax indemnifications, net valuation allowances, separation taxes and adjustments, acquisition and other related charges, discontinued operations and amortization of intangible assets.  Based on the current environment, HP anticipates generating cash flow from operations of approximately $2.8 to $3.1 billion in fiscal 2017. With about $0.5 billion in net capital expenditures, free cash flow outlook is in the range of $2.3 to $2.6 billion for fiscal 2017.

HP expects to return 50%-75% of annual free cash flow to shareholders through a combination of a robust dividend and regular share buy backs. In fiscal 2017, the company indicated that it expects to be at the higher end of that range, with a 7% increase in the planned quarterly dividend amount, and the balance returned to shareholders through share repurchases.  HP also announced an increase in its share repurchase program of $3 billion.

“We are increasing our quarterly dividend as a demonstration of our confidence in our execution and the sustainability of our cash flow,” said Cathie Lesjak, Chief Financial Officer, HP. “HP continues to be a compelling investment opportunity.  The combination of our recurring revenue streams, negative cash conversion cycle, and efficient operating model drives strong operating margins and cash flow.”

Webcast details
A webcast of today’s event, along with management presentations and other materials, is available at www.hp.com/investor/SAM2016. This news release contains only a summary of some of the information being presented at today’s event and should be read in conjunction with the management presentations and other materials made available on that website.

About HP Inc.

HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information

To supplement HP’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, as well as non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the slides presented at the 2016 Securities Analyst Meeting. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures”. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings, diluted net earnings per share or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of the restructuring plans and any resulting cost savings, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2016, April 30, 2016, and July 31, 2016, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ending October 31, 2017. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted.

Use of non-GAAP financial measures

To supplement HP’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted net earnings per share.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the slides presented at the 2016 Securities Analyst Meeting.

Use and economic substance of non-GAAP financial measures

Net revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating margin is defined to exclude the effects of any charges relating to restructuring and other charges, the amortization of intangible assets, non-operating retirement-related credits/(charges) and tax indemnification amounts. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings from continuing operations or diluted net earnings per share from continuing operations excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item and other tax benefits or charges as a consequence of the separation. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•                 Restructuring and other charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits; (ii) costs of real estate consolidation and other non-labor charges; and (iii) other charges incurred in connection with the separation. HP excludes these restructuring and other costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

•                 HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from operations, operating margin, net earnings from continuing operations and diluted net earnings per share from continuing operations. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•                 Non-operating retirement-related credits/(charges) includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with our defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related credits/(charges) also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and provides better transparency into the segment operating results.

•                 As part of the separation, HP evaluates all tax uncertain positions to determine the indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as tax indemnifications amounts. HP excludes these adjustments for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•                 HP incurred defined plan benefit settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•                 As part of the separation, HP recorded several separation-related items including: the reversal of a previously recorded valuation allowance, the write-off of specific deferred taxes providing no continued benefit to HP and the entry of certain separation-related deferred tax expense.  HP believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of HP’s net earnings to other periods, as HP’s management does not believe that the excluded items are reflective of ongoing operating results.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•                 Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•                 Items such as restructuring and other charges, non-operating retirement-related credits/(charges), tax indemnifications, defined benefit plan settlement charges and net valuation allowance, separation taxes and adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

•                 HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•                 Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

HP believes that providing net revenue on a constant currency basis, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© Copyright 2016 HP Development Company, L.P.  The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.